Exhibit 23.1

Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-74616 on Form S-8 for Sierra Bancorp, of our report dated March 31, 2005 with respect to Sierra Bancorp management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report of Form 10-K/A of Sierra Bancorp.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
April 20, 2005